New York Mortgage Trust Reports
Second Quarter 2018 Results

NEW YORK, NY - August 2, 2018 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and six months ended June 30, 2018.

Summary of Second Quarter 2018:

•	Net income attributable to common stockholders of $23.8 million, or $0.21 per share (basic), and comprehensive income to common stockholders of $17.2 million, or $0.15 per share.

•	Net interest income of $17.5 million and portfolio net interest margin of 239 basis points.

•
Book value per common share of $5.76 at June 30, 2018, a decrease of less than 1% from March 31, 2018, resulting in an economic return of 2.9% for the quarter and an annualized economic return of 5.3% for the six months ended June 30, 2018.

•	Declared second quarter dividend of $0.20 per common share that was paid on July 26, 2018.

•	Issued and sold 12,145,144 shares of common stock, resulting in net proceeds to the Company of $73.8 million, under our at-the-market equity offering program.

Subsequent Developments:

The Company announced today that it had begun the process to internalize the management of its distressed residential loan strategy as part of an effort to expand its capabilities in self managing, sourcing and creating single family residential credit assets. The Company has recently hired ten investment professionals to build and expand its single family residential credit asset platform. The Company expects that the single family residential credit team will ultimately be comprised of 15 to 20 professionals in total. The Company believes the internalization of the management of the distressed residential loans, as well as expanded capabilities in sourcing and originating will strengthen the Company’s ability to capitalize on future credit investment opportunities.

In connection with the internalization, the Company notified Headlands Asset Management, the external manager of its distressed residential loan portfolio, that it will allow its management agreement with the manager to expire on June 30, 2019. This represents a continuation of steps taken in recent years by the Company to fully internalize its investment portfolio management. In May 2016, the Company announced the internalization of its multi-family credit investment platform through the acquisition of RiverBanc LLC. During the second quarter, the Company completely exited out of its Agency IO strategy, which had been managed externally prior to January 1, 2018.

Management Overview

Steven Mumma, NYMT’s Chairman and Chief Executive Officer, commented: "The Company delivered another quarter of stable earnings and book value, with GAAP EPS of $0.21 per common share and book value at $5.76, down $0.03 from the previous quarter. Multi-Family continued to be the significant contributor during the quarter, with both net interest income and unrealized gains increasing from the prior quarter. The Company was opportunistic in raising capital through its at-the-market equity offering program raising approximately $73.8 million during the quarter, resulting in $0.03 accretion to overall book value.
As the Company has grown in recent years, we have taken steps to internalize the investment management of our various investment portfolios. In May 2016, we acquired our external manager for our multi-family credit investments and during the quarter, we exited our Agency IO portfolio, which had been externally managed. We are pleased to announce that we have begun the process to internalize the management of our distressed residential loan strategy. As part of an effort to expand our capabilities in self managing, sourcing and creating single family residential credit assets, we have added ten investment professionals to our single family residential credit investment team.
In connection with this internalization, we provided Headlands notice that we intend to cause our management agreement with them to expire when its term ends in June 2019. Headlands has been a valued and trusted partner and advisor to us since 2010 and we are grateful for their many contributions to our growth.
We believe that internalization of all our credit investing functions, including both multi-family and single family residential, will strengthen the Company's ability to identify and secure future investment opportunities in this key strategic area."

Capital Allocation

The following tables set forth our allocated capital by investment type at June 30, 2018, our interest income and interest expense by investment type, and the weighted average yield, average cost of funds and portfolio net interest margin for our average interest earning assets (by investment type) for the three months ended June 30, 2018 (dollar amounts in thousands):

Capital Allocation at June 30, 2018:
	Agency RMBS(1)	Multi-Family (2)	Distressed Residential (3)	Other (4)	Total
Carrying Value	$1,101,344	$875,563	$445,353	$154,405	$2,576,665
Liabilities
Callable(5)	(874,917)	(295,294)	(164,149)	(37,834)	(1,372,194)
Non-Callable	—	(29,628)	(31,398)	(107,198)	(168,224)
Convertible	—	—	—	(129,738)	(129,738)
Hedges (Net) (6)	10,543	—	—	—	10,543
Cash (7)	11,015	15,000	5,423	58,973	90,411
Goodwill	—	—	—	25,222	25,222
Other	2,512	(8,219)	17,305	(28,082)	(16,484)
Net Capital Allocated	$250,497	$557,422	$272,534	$(64,252)	$1,016,201
% of Capital Allocated	24.6%	54.9%	26.8%	(6.3)%	100.0%

Net Interest Income- Three Months Ended June 30, 2018:
Interest Income	$7,851	$18,280	$5,110	$1,796	$33,037
Interest Expense	(4,644)	(4,090)	(2,467)	(4,336)	(15,537)
Net Interest Income (Expense)	$3,207	$14,190	$2,643	$(2,540)	$17,500

Portfolio Net Interest Margin - Three Months Ended June 30, 2018
Average Interest Earning Assets (8)	$1,167,278	$639,637	$453,407	$142,975	$2,403,297
Weighted Average Yield on Interest Earning Assets (9)	2.69%	11.43%	4.51%	5.02%	5.50%
Less: Average Cost of Funds (10)	(2.02)%	(4.69)%	(4.87)%	(3.99)%	(3.11)%
Portfolio Net Interest Margin (11)	0.67%	6.74%	(0.36)%	1.03%	2.39%

(1)	Includes Agency fixed-rate RMBS and Agency ARMs.

(2)
The Company, through its ownership of certain securities, has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s condensed consolidated financial statements.  Carrying Value and Average Interest Earning Assets for the quarter excludes all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and net interest income from multi-family investments is included below in “Additional Information.”

(3)	Includes $290.6 million of distressed residential mortgage loans, $96.9 million of distressed residential mortgage loans, at fair value and $54.1 million of Non-Agency RMBS.

(4)
Other includes residential mortgage loans held in securitization trusts amounting to $66.0 million, residential second mortgage loans, at fair value of $72.3 million, investments in unconsolidated entities amounting to $13.3 million and mortgage loans held for sale and mortgage loans held for investment totaling $2.8 million. Mortgage loans held for sale and mortgage loans held for investment are included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets. Other non-callable liabilities consist of $45.0 million in subordinated debentures and $62.2 million in residential collateralized debt obligations.

(5)	Includes repurchase agreements.

(6)	Includes derivative assets and variation margin.

(7)
Includes $5.4 million in deposits held in our distressed residential securitization trusts to be used to pay down outstanding debt. These deposits are included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

(8)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.

(9)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our Average Interest Earning Assets for the quarter.

(10)
Our Average Cost of Funds was calculated by dividing our annualized interest expense for the quarter by our average interest bearing liabilities, excluding our subordinated debentures and convertible notes, which generated interest expense of approximately $0.7 million and $2.7 million, respectively, for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(11)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures and convertible notes.

Prepayment History

The following table sets forth the constant prepayment rates (“CPR”) for selected asset classes, by quarter, for the quarterly periods indicated.

Quarter Ended	Agency Fixed-Rate RMBS	Agency ARMs	Residential Securitized Loans
June 30, 2018	5.9%	16.3%	20.1%
March 31, 2018	5.4%	10.2%	10.8%
December 31, 2017	6.3%	12.9%	22.1%
September 30, 2017	12.8%	9.4%	18.2%
June 30, 2017	9.6%	16.5%	16.8%

Second Quarter Earnings Summary

For the quarter ended June 30, 2018, we reported net income attributable to common stockholders of $23.8 million as compared to $23.7 million in the quarter ended March 31, 2018.

We generated net interest income of $17.5 million and a portfolio net interest margin of 239 basis points for the quarter ended June 30, 2018 as compared to net interest income of $19.8 million and a portfolio net interest margin of 286 basis points for the quarter ended March 31, 2018. The $2.3 million decrease in net interest income in the second quarter was primarily due to lower net interest income generated by our distressed residential portfolio. Our distressed residential portfolio experienced a decrease in asset yield of 174 basis points and an increase in cost of funds of 42 basis points, which resulted in a decline in net interest margin of $2.4 million in this portfolio as compared to the prior quarter. The decline in net interest margin in the Company's distressed residential portfolio is mainly attributable to changes in expected cash flows resulting from greater loan sale activity in the second quarter as compared to the first quarter of 2018.

For the quarter ended June 30, 2018, we recognized other income of $20.0 million as compared to other income of $21.0 million in the quarter ended March 31, 2018. The change in other income is primarily comprised of the following:

•	An increase in net unrealized gains on multi-family loans and debt held in securitization trusts of $4.5 million.

•	An increase in realized gains on residential mortgage loans, including distressed residential mortgage loans of $3.1 million.

•
An increase in net realized loss on investment securities and related hedges of $5.2 million resulting from the final liquidation of our Agency IO portfolio, partially offset by an increase in unrealized loss recovery of $4.7 million previously recognized on these assets and included in the net unrealized gain on investment securities and related hedges as discussed below.

•
An increase in net unrealized gain on investment securities and related hedges of $0.9 million primarily consisting of a $4.7 million increase in gain from our Agency IO portfolio offset by a $3.8 million increase in unrealized loss from our interest rate swaps accounted for as trading instruments for accounting purposes.

•
A decrease in other income of $3.8 million, which is due to a $2.1 million impairment loss recognized on the real estate development property owned through the Company's 50% interest in an entity that owns and develops land and residential homes in Kiawah Island, SC. The Company's $2.1 million impairment loss is partially offset by the $1.0 million non-controlling interest share of the loss. In addition, the first quarter activity included a $2.3 million gain recognized by a consolidated variable interest entity from the sale of its multi-family apartment property in March 2018.

The following table details the general and administrative expenses for the quarters ended June 30, 2018 and March 31, 2018 respectively (dollar amounts in thousands):

	Three Months Ended
General and Administrative Expenses	June 30, 2018	March 31, 2018
Salaries, benefits and directors’ compensation	$3,173	$2,556
Base management and incentive fees	809	833
Other general and administrative expenses	2,103	2,100
Total general and administrative expenses	$6,085	$5,489

The increase in general and administrative expenses is primarily related to the annual awards in equity compensation paid to the board of directors in the second quarter.

The following table sets out the operating expenses related to our distressed residential mortgage loans and the operating real estate and real estate held for sale in consolidated variable interest entities for the quarters ended June 30, 2018 and March 31, 2018, respectively (dollar amounts in thousands):

	Three Months Ended
Operating Expenses	June 30, 2018	March 31, 2018
Expenses related to distressed residential mortgage loans	$1,811	$1,603
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	873	1,606
Total operating expenses	$2,684	$3,209

The decrease in operating expenses in the second quarter can be primarily attributed to a decrease in expenses related to our operating real estate and real estate held for sale in consolidated variable interest entities due to the sale of a multi-family apartment property in the prior quarter.

The results of operations applicable to the operating real estate and real estate held for sale in consolidated variable interest entities included in the Company's condensed consolidated statements of operations for the three months ended June 30, 2018 are as follows (dollar amounts in thousands):

Three Months Ended June 30, 2018
Income from operating real estate and real estate held for sale in consolidated variable interest entities	$1,253
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	(873)
Net income from operating real estate and real estate held for sale in consolidated variable interest entities	380
Net income from operating real estate and real estate held for sale in consolidated variable interest entities attributable to non-controlling interest	(274)
Net income from operating real estate and real estate held for sale in consolidated variable interest entities attributable to Company's common stockholders	$106

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended June 30, 2018 (amounts in thousands, except per share):

	Quarter Ended June 30, 2018
	Amount	Shares	Per Share(1)
Beginning Balance	$649,046	112,117	$5.79
Common stock issuance, net(2)	74,540	12,196
Balance after share issuance activity	723,586	124,313	5.82
Dividends declared	(24,863)		(0.20)
Net change in accumulated other comprehensive income:
Investment securities (3)	(6,525)		(0.05)
Net income attributable to Company's common stockholders	23,769		0.19
Ending Balance	$715,967	124,313	$5.76

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of June 30, 2018 of 124,312,846.

(2)	Includes amortization of stock based compensation.

(3)	The $6.5 million decrease related to investment securities is primarily due to a decline in the value of the Agency RMBS portfolio for the three months ended June 30, 2018.

Conference Call

On Friday, August 3, 2018 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and six months ended June 30, 2018. The conference call dial-in number is (877) 312-8806. The replay will be available until Friday, August 10, 2018 and can be accessed by dialing (855) 859-2056 and entering passcode 4545709. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Second quarter 2018 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is expected to be filed with the Securities and Exchange Commission on or about August 9, 2018. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets multi-family CMBS, direct financing to owners of multi-family properties through preferred equity and mezzanine loan investments, residential mortgage loans, including second mortgages and loans sourced from distressed markets, non-Agency RMBS, Agency RMBS and other mortgage-related and residential housing-related investments. Headlands Asset Management, LLC provides investment management services to the Company with respect to certain of its distressed residential loans. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation ("GSE"), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Non-Agency RMBS" refers to RMBS backed by performing, re-performing and non-performing mortgage loans; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; "Agency fixed-rate RMBS" refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential mortgage loans” or "distressed residential loans" refers to pools of performing and re-performing fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and "Consolidated K-Series” refers to Freddie Mac- sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, own the first loss PO securities and certain IO and/or mezzanine securities issued by them.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our condensed consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our condensed consolidated financial statements as of June 30, 2018 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$9,345,360
Multi-family CDOs, at fair value	(8,838,841)
Net carrying value	506,519
Investment securities available for sale, at fair value	134,614
Total CMBS, at fair value	641,133
Preferred equity investments, mezzanine loans and investments in unconsolidated entities	217,111
Real estate under development (1)	20,337
Real estate held for sale in consolidated variable interest entities	29,502
Mortgages and notes payable in consolidated variable interest entities	(32,520)
Financing arrangements, portfolio investments	(295,294)
Securitized debt	(29,628)
Cash and other	6,781
Net Capital in Multi-Family	$557,422

(1)	Included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

A reconciliation of our net interest income in multi-family investments to our condensed consolidated financial statements for the three months ended June 30, 2018 is set forth below (dollar amounts in thousands):

Three Months Ended June 30, 2018
Interest income, multi-family loans held in securitization trusts	$85,629
Interest income, investment securities, available for sale (1)	2,474
Interest income, preferred equity investments and mezzanine loans (1)	4,862
Interest expense, multi-family collateralized debt obligation	(74,686)
Interest income, Multi-Family, net	18,279
Interest expense, investment securities, available for sale	(3,365)
Interest expense, securitized debt	(724)
Net interest income, Multi-Family	$14,190

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s investments; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; delays in identifying and acquiring the Company’s targeted assets; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario-Eng
Chief Financial Officer
Phone: (646) 216-2363
Email: KNario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value (including pledged securities of $976,113 and $1,076,187, as of June 30, 2018 and December 31, 2017, respectively, and $50,134 and $47,922 held in securitization trusts as of June 30, 2018 and December 31, 2017, respectively)	$1,290,015	$1,413,081
Residential mortgage loans held in securitization trusts, net	66,047	73,820
Residential mortgage loans, at fair value	169,197	87,153
Distressed residential mortgage loans, net (including $105,851 and $121,791 held in securitization trusts as of June 30, 2018 and December 31, 2017, respectively)	290,645	331,464
Multi-family loans held in securitization trusts, at fair value	9,345,360	9,657,421
Derivative assets	10,543	10,101
Cash and cash equivalents	84,717	95,191
Investment in unconsolidated entities	53,671	51,143
Preferred equity and mezzanine loan investments	176,741	138,920
Real estate held for sale in consolidated variable interest entities	29,502	64,202
Goodwill	25,222	25,222
Receivables and other assets	99,213	108,567
Total Assets (1)	$11,640,873	$12,056,285
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$1,179,961	$1,276,918
Financing arrangements, residential mortgage loans	192,233	149,063
Residential collateralized debt obligations	62,198	70,308
Multi-family collateralized debt obligations, at fair value	8,838,841	9,189,459
Securitized debt	61,026	81,537
Mortgages and notes payable in consolidated variable interest entities	32,520	57,124
Accrued expenses and other liabilities	83,155	82,126
Subordinated debentures	45,000	45,000
Convertible notes	129,738	128,749
Total liabilities (1)	10,624,672	11,080,284
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding	72,397	72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 shares issued and outstanding	86,862	86,862
Preferred stock, $0.01 par value, 8.00% Series D Fixed-to-Floating Rate cumulative redeemable, $25 liquidation preference per share, 5,750,000 shares authorized and 5,400,000 shares issued and outstanding	130,496	130,496
Common stock, $0.01 par value, 400,000,000 shares authorized, 124,312,846 and 111,909,909 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	1,243	1,119
Additional paid-in capital	825,960	751,155
Accumulated other comprehensive (loss) income	(25,450)	5,553
Accumulated deficit	(75,541)	(75,717)
Company's stockholders' equity	1,015,967	971,865
Non-controlling interest in consolidated variable interest entities	234	4,136
Total equity	1,016,201	976,001
Total Liabilities and Stockholders' Equity	$11,640,873	$12,056,285

(1)
Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of June 30, 2018 and December 31, 2017, assets of consolidated VIEs totaled $9,663,179 and $10,041,468, respectively, and the liabilities of consolidated VIEs totaled $9,027,733 and $9,436,421, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
INTEREST INCOME:
Investment securities and other	$16,990	$10,199	$33,248	$20,000
Multi-family loans held in securitization trusts	85,629	75,752	170,721	137,056
Residential mortgage loans	2,384	1,365	4,571	2,607
Distressed residential mortgage loans	2,720	6,665	8,074	12,703
Total interest income	107,723	93,981	216,614	172,366

INTEREST EXPENSE:
Investment securities and other	10,477	5,805	20,127	11,374
Convertible notes	2,652	2,615	5,301	4,590
Multi-family collateralized debt obligations	74,686	66,873	149,165	120,805
Residential collateralized debt obligations	475	239	886	575
Securitized debt	1,243	2,171	2,574	4,286
Subordinated debentures	690	570	1,310	1,110
Total interest expense	90,223	78,273	179,363	142,740

NET INTEREST INCOME	17,500	15,708	37,251	29,626

OTHER INCOME (LOSS):
Recovery of (provision for) loan losses	437	(300)	395	(112)
Realized (loss) gain on investment securities and related hedges, net	(8,654)	1,114	(12,076)	(109)
Realized gain on distressed residential mortgage loans at carrying value, net	2,021	2,364	1,248	14,335
Net gain (loss) on residential mortgage loans at fair value	97	—	(70)	—
Unrealized gain (loss) on investment securities and related hedges, net	12,606	(1,051)	24,298	495
Unrealized gain on multi-family loans and debt held in securitization trusts, net	12,019	1,447	19,564	2,831
Income from operating real estate and real estate held for sale in consolidated variable interest entities	1,253	2,316	3,379	2,316
Other income	228	2,282	4,223	5,121
Total other income	20,007	8,172	40,961	24,877

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	5,276	5,065	9,932	9,952
Base management and incentive fees	809	(109)	1,642	2,969
Expenses related to distressed residential mortgage loans	1,811	2,218	3,414	4,457
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	873	4,415	2,479	4,415
Total general, administrative and operating expenses	8,769	11,589	17,467	21,793

INCOME FROM OPERATIONS BEFORE INCOME TAXES	28,738	12,291	60,745	32,710
Income tax (benefit) expense	(13)	442	(92)	1,680
NET INCOME	28,751	11,849	60,837	31,030
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	943	2,487	(1,526)	2,487
NET INCOME ATTRIBUTABLE TO COMPANY	29,694	14,336	59,311	33,517
Preferred stock dividends	(5,925)	(3,225)	(11,850)	(6,450)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$23,769	$11,111	$47,461	$27,067

Basic earnings per common share	$0.21	$0.10	$0.42	$0.24
Diluted earnings per common share	$0.20	$0.10	$0.40	$0.24
Weighted average shares outstanding-basic	115,211	111,863	113,623	111,792
Weighted average shares outstanding-diluted	135,164	111,863	133,470	111,792

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net interest income	$17,500	$19,752	$15,040	$13,320	$15,708
Total other income	20,007	20,953	25,218	24,918	8,172
Total general, administrative and operating expenses	8,769	8,698	8,288	10,996	11,589
Income from operations before income taxes	28,738	32,007	31,970	27,242	12,291
Income tax (benefit) expense	(13)	(79)	1,169	507	442
Net income	28,751	32,086	30,801	26,735	11,849
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	943	(2,468)	(184)	1,110	2,487
Net income attributable to Company	29,694	29,618	30,617	27,845	14,336
Preferred stock dividends	(5,925)	(5,925)	(5,985)	(3,225)	(3,225)
Net income attributable to Company's common stockholders	23,769	23,693	24,632	24,620	11,111
Basic earnings per common share	$0.21	$0.21	$0.22	$0.22	$0.10
Diluted earnings per common share	$0.20	$0.20	$0.21	$0.21	$0.10
Weighted average shares outstanding - basic	115,211	112,018	111,871	111,886	111,863
Weighted average shares outstanding - diluted	135,164	131,761	131,565	131,580	111,863

Book value per common share	$5.76	$5.79	$6.00	$6.05	$6.02
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Dividends declared per preferred share on Series B Preferred Stock	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.51	—	—

Capital Allocation Summary

The following tables set forth our allocated capital by investment type as well as the weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for our interest earning assets for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Multi-Family	Distressed Residential	Other	Total
At June 30, 2018
Carrying value	$1,101,344	$875,563	$445,353	$154,405	$2,576,665
Net capital allocated	$250,497	$557,422	$272,534	$(64,252)	$1,016,201
Three Months Ended June 30, 2018
Average interest earning assets	$1,167,278	$639,637	$453,407	$142,975	$2,403,297
Weighted average yield on interest earning assets	2.69%	11.43%	4.51%	5.02%	5.50%
Less: Average cost of funds	(2.02)%	(4.69)%	(4.87)%	(3.99)%	(3.11)%
Portfolio net interest margin	0.67%	6.74%	(0.36)%	1.03%	2.39%

At March 31, 2018
Carrying value	$1,161,445	$836,353	$461,305	$150,461	$2,609,564
Net capital allocated	$251,405	$500,813	$282,561	$(83,992)	$950,787
Three Months Ended March 31, 2018
Average interest earning assets	$1,208,900	$612,357	$467,898	$136,135	$2,425,290
Weighted average yield on interest earning assets	2.64%	11.43%	6.25%	4.81%	5.68%
Less: Average cost of funds	(1.82)%	(4.51)%	(4.45)%	(3.25)%	(2.82)%
Portfolio net interest margin	0.82%	6.92%	1.80%	1.56%	2.86%

At December 31, 2017
Carrying value	$1,169,535	$816,805	$474,128	$140,325	$2,600,793
Net capital allocated	$264,801	$475,200	$285,766	$(49,766)	$976,001
Three Months Ended December 31, 2017
Average interest earning assets	$971,707	$596,701	$480,711	$126,447	$2,175,566
Weighted average yield on interest earning assets	2.50%	11.11%	3.68%	4.53%	5.24%
Less: Average cost of funds	(1.68)%	(4.49)%	(4.56)%	(3.22)%	(2.85)%
Portfolio net interest margin	0.82%	6.62%	(0.88)%	1.31%	2.39%

At September 30, 2017
Carrying value	$417,957	$723,170	$535,520	$136,304	$1,812,951
Net capital allocated	$90,526	$495,882	$305,668	$(46,071)	$846,005
Three Months Ended September 30, 2017
Average interest earning assets	$453,323	$536,537	$531,050	$126,848	$1,647,758
Weighted average yield on interest earning assets	1.70%	11.39%	4.37%	4.21%	5.91%
Less: Average cost of funds	(1.44)%	(4.46)%	(4.28)%	(2.57)%	(3.10)%
Portfolio net interest margin	0.26%	6.93%	0.09%	1.64%	2.81%

At June 30, 2017
Carrying value	$449,437	$749,643	$568,273	$133,488	$1,900,841
Net capital allocated	$110,497	$508,068	$290,414	$(65,536)	$843,443
Three Months Ended June 30, 2017
Average interest earning assets	$485,194	$529,285	$621,936	$123,711	$1,760,126
Weighted average yield on interest earning assets	1.65%	11.10%	5.91%	3.96%	6.16%
Less: Average cost of funds	(1.30)%	(4.28)%	(4.29)%	(2.13)%	(3.04)%
Portfolio net interest margin	0.35%	6.82%	1.62%	1.83%	3.12%